NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Barbara Thompson
October 26, 2023		Investor Relations	Corporate Communications
		919-716-2137	919-716-2716

FIRST CITIZENS BANCSHARES REPORTS THIRD QUARTER 2023 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the third quarter ended September 30, 2023.

Chairman and CEO Frank B. Holding, Jr. said: “Our third quarter financial results were solid, marked by strong revenue growth and disciplined expense management. We continued to make great progress in our integration efforts with SVB. We continue to increase awareness that SVB is open for business and that we remain dedicated to supporting the innovation economy. We remain focused on managing credit risk prudently and our capital and liquidity positions remained solid due to strong earnings performance and our continued focus on core deposit gathering. We believe we are well-positioned to continue generating long-term tangible book value growth for our stockholders.”

PURCHASE AND ASSUMPTION OF CERTAIN ASSETS AND LIABILITIES OF SILICON VALLEY BRIDGE BANK FROM THE FDIC

On March 27, 2023, BancShares announced that through its banking subsidiary, First-Citizens Bank & Trust Company, it assumed all customer deposits and certain other liabilities and acquired substantially all loans and certain other assets of Silicon Valley Bridge Bank, N.A. (the “Acquisition”), as successor to Silicon Valley Bank, from the Federal Deposit Insurance Corporation (the "FDIC"). In connection with the Acquisition, BancShares identified a new business segment (the “SVB segment”) which includes the assets, liabilities and results of operations related to the Acquisition.
The Acquisition included total assets with estimated fair values of approximately $107.54 billion, total loans with estimated fair values of approximately $68.47 billion, including the Global Fund Banking, Private Bank and Technology & Life Science and Healthcare loan portfolios, and $35.31 billion in cash and interest-earning deposits at banks. BancShares also assumed approximately $56.01 billion in customer deposits and entered into a five-year note payable to the FDIC (the “Purchase Money Note”) of approximately $36.07 billion, bearing an interest rate of 3.50%. The deposits were acquired without a premium and the assets were acquired at a discount of $16.45 billion.

FINANCIAL HIGHLIGHTS

Measures referenced as adjusted below are non-GAAP financial measures (refer to the supporting tables for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure). Net income for the three months ended September 30, 2023 was $752 million compared to $682 million for the three months ended June 30, 2023. Net income available to common stockholders for the three months ended September 30, 2023 was $737 million, or $50.67 per diluted common share, a $70 million increase from $667 million, or $45.87 per diluted common share, in the second quarter of 2023.

For the third quarter, adjusted net income available to common stockholders was $813 million, or $55.92 per diluted common share, a $48 million increase from $765 million, or $52.60 per diluted common share, in the second quarter of 2023.

Third quarter 2023 results were impacted by the following notable items:
•Acquisition-related expenses of $121 million,
•Additional preliminary gain on acquisition of $12 million (net of tax),
•Intangible asset amortization of $17 million,
•Gain on sale of leasing equipment of $10 million, and
•Realized loss on sales of investment securities available for sale of $12 million.

Financial highlights comparing significant components of net income and adjusted net income from the third quarter of 2023 to the second quarter of 2023 are summarized below:
•Net interest income totaled $1.99 billion, up from $1.96 billion in the second quarter. The $29 million increase in net interest income was due to a $157 million increase in interest income, partially offset by a $128 million increase in interest expense.
•The increase in interest income of $157 million was due to increases of $73 million for interest on loans, $60 million for interest on investment securities, and $24 million for interest on interest-earning deposits at banks. The increase in interest on loans was attributable to an increase in loan accretion of $32 million, primarily related to the Acquisition, a higher yield, and loan growth in both the General Bank and Commercial Bank. The increase in interest income on investment securities was a result of a higher average balance and a higher yield. The increase in interest income on interest-earning deposits at banks was due to a higher yield.
•The $128 million increase in interest expense was due to a $194 million increase in interest expense on deposits from growth in the Direct Bank and a higher rate paid, partially offset by a $66 million decrease in borrowing costs from a lower average balance and rate paid.
•Net interest margin was 4.07%, a decrease of 3 basis points compared to the second quarter. The yield on interest-earning assets was 6.36%, an increase of 18 basis points over the second quarter. The increase in yield on interest-earning assets was primarily due to a 22 basis points increase in the yield on loans. The increase was mostly related to variable rate loan resets and the previously discussed increase in accretion on acquired loans. The increase in the yield on interest-earning assets was partially offset by a 20 basis points increase in the rate paid on interest-bearing liabilities.
•Noninterest income totaled $615 million compared to $658 million in the second quarter. The decrease was mainly related to a $43 million lower adjustment to the gain on acquisition as we further refined our estimates for the fair value of net assets acquired and liabilities assumed in the Acquisition. Additionally, the $12 million realized loss from the sale of the municipal bond portfolio acquired in the Acquisition was offset by increases of $10 million in rental income on operating lease equipment and $2 million in fee income and other service charges. Adjusted noninterest income totaled $468 million compared to $462 million in the second quarter, an increase of $6 million. The previously discussed increases from rental income on operating lease equipment and fee income and other service charges were partially offset by slight declines of $2 million in wealth management services, $2 million in merchant services, and $2 million in mortgage income.
•Noninterest expense totaled $1.42 billion compared to $1.57 billion in the second quarter, a decrease of $156 million. The decline was largely related to a reduction of $84 million in acquisition-related expenses. Adjusted noninterest expense totaled $1.13 billion compared to $1.20 billion in the second quarter, a decrease of $70 million. The decreases in noninterest expense and adjusted noninterest expense were primarily due to declines of $48 million in salaries and benefits, $16 million in equipment expense, $16 million in marketing expense, and $9 million in professional fees. The declines were partially offset by an increase of $14 million in FDIC insurance expense.

BALANCE SHEET SUMMARY

•Loans totaled $133.20 billion at September 30, 2023, an increase of $187 million compared to $133.02 billion as of June 30, 2023. The increases were mostly related to $1.10 billion of growth in the General Bank (9.7% annualized) and $1.05 billion of growth in the Commercial Bank (14.3% annualized). The growth in the Commercial Bank was broad-based given strong performance in many of our industry verticals. The increases were partially offset by a $1.94 billion decline in the SVB segment, mostly concentrated in Global Fund Banking.
•Total investment securities were $26.82 billion at September 30, 2023, an increase of $4.65 billion compared to $22.17 billion as of June 30, 2023. The increase was primarily due to purchases of approximately $5.38 billion in short duration U.S. Treasury and U.S. agency mortgage-backed investment securities available for sale during the quarter.
•Deposits totaled $146.23 billion at September 30, 2023, an increase of $5.07 billion, or 14.2% on an annualized basis, compared to $141.16 billion as of June 30, 2023. The increase was concentrated in Direct Bank deposits, which grew by $6.42 billion, partially offset by an $890 million decline in the SVB segment. Deposits in the SVB segment totaled $39.97 billion at September 30, 2023 compared to $40.86 billion as of June 30, 2023. Noninterest-bearing deposits represented 29.5% of total deposits as of September 30, 2023, compared to 31.6% of total deposits at June 30, 2023. The cost of average total deposits was 2.12% for the third quarter, up 44 basis points compared to the second quarter.
•Total borrowings decreased $2.43 billion during the third quarter, reflecting the payoff of borrowings from the Federal Home Loan Bank.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY

•Provision for credit losses totaled $192 million for the third quarter compared to $151 million in the second quarter, an increase of $41 million. The third quarter total provision for credit losses of $192 million included a $212 million provision for loan and lease losses, partially offset by benefits for credit losses of $3 million for investment securities available for sale and $17 million for off-balance sheet credit exposure. The provision for loan and lease losses increased $43 million compared to the second quarter as a result of deterioration in macroeconomic factors, credit quality, and higher net charge-offs. The benefit for losses for off-balance sheet credit exposure was $17 million in the second and third quarters.
•Net charge-offs totaled $176 million, representing 0.53% of average loans, compared to $157 million, or 0.47% of average loans, during the second quarter. Net charge-offs in the SVB segment were $100 million, an increase of $3 million from the second quarter, and were primarily in early and growth stage investor dependent portfolios. Net charge-offs in the Commercial Bank were $58 million, an increase of $9 million from the second quarter. Consistent with prior quarters, Commercial Bank net charge-offs occurred primarily in the general office and small ticket equipment leasing portfolios.
•Nonaccrual loans were $899 million, or 0.68% of average loans, at September 30, 2023, compared to $929 million, or 0.70% of average loans, at June 30, 2023.
•The allowance for loan and lease losses totaled $1.67 billion, or 1.26% of total loans, at September 30, 2023, an increase of $36 million compared to the second quarter of 2023. The $36 million reserve build for the quarter was a result of deteriorating macroeconomic forecasts, specifically related to declining corporate profits and deterioration in the commercial real estate portfolio. These increases were partially offset by lower specific reserves and lower loan balances in the SVB segment.

CAPITAL AND LIQUIDITY
•Capital position remains strong and capital ratios are well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 15.64%, 13.82% , 13.23% , and 9.72%, respectively, at September 30, 2023.
•During the third quarter, a dividend of $0.75 per share of common stock was declared.
•Liquidity position remains strong as liquid assets were $57.02 billion at September 30, 2023 compared to $53.42 billion at June 30, 2023.

EARNINGS CALL DETAILS
BancShares will host a conference call to discuss the company's financial results on Thursday, October 26, 2023, at 9:00 a.m. Eastern time.
To access this call, dial:
United States: 1-833-470-1428
Canada: 1-833-950-0062
All other locations: 1-929-526-1599
Access code: 109282

The third quarter 2023 earnings presentation and this news release are available on the company’s website at ir.firstcitizens.com. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc., a top 20 U.S. financial institution with more than $200 billion in assets, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., and now celebrating the 125th anniversary of its founding, First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of more than 500 branches and offices in 30 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. First Citizens Bank, Member FDIC. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine, Israel and the Gaza Strip) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including the interagency proposed rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the Acquisition and the previously completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transactions with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transactions may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ customers to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in completing the integration of the businesses, (6) the ability to retain customers following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the Acquisition.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”).

NON-GAAP MEASURES
Certain measures in this release and supporting tables, including those referenced as “Adjusted,” are “non-GAAP”, meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation table below and notable items are summarized in a separate table.

Dollars in millions, except per share data
				YTD	YTD
Summary Financial Data & Key Metrics	3Q23	2Q23	3Q22	9/30/23	9/30/22
Results of Operations:
Net interest income	$1,990	$1,961	$795	$4,801	$2,144
Provision for credit losses	192	151	60	1,126	566
Net interest income after provision for credit losses	1,798	1,810	735	3,675	1,578
Noninterest income	615	658	433	11,532	1,707
Noninterest expense	1,416	1,572	760	3,843	2,315
Income before income taxes	997	896	408	11,364	970
Income tax expense	245	214	93	412	129
Net income	752	682	315	10,952	841
Preferred stock dividends	15	15	12	44	36
Net income available to common stockholders	$737	$667	$303	$10,908	$805
Adjusted net income available to common stockholders(1)	$813	$765	$326	$1,870	$895
Pre-tax, pre-provision net revenue (PPNR)(1)	$1,189	$1,047	$468	$12,490	$1,536

Per Share Information:
Diluted earnings per common share (EPS)	$50.67	$45.87	$19.25	$750.19	$50.70
Adjusted diluted earnings per common share (EPS)(1)	55.92	52.60	20.77	128.64	56.40
Book value per common share	1,343.52	1,300.93	597.75	1,343.52	597.75
Tangible book value per common share (TBV)(1)	1,297.00	1,253.20	564.97	1,297.00	564.97

Key Performance Metrics:
Return on average assets (ROA)	1.41%	1.31%	1.16%	7.81%	1.04%
Adjusted ROA(1)	1.55	1.49	1.24	1.37	1.15
PPNR ROA(1)	2.23	2.00	1.72	8.91	1.89
Adjusted PPNR ROA(1)	2.48	2.34	1.86	2.16	1.58
Return on average common equity (ROE)	15.20	14.35	12.49	90.46	11.18
Adjusted ROE(1)	16.77	16.46	13.47	15.51	12.44
Return on average tangible common equity (ROTCE)(1)	15.76	14.91	13.17	94.17	11.80
Adjusted ROTCE(1)	17.39	17.10	14.20	16.15	13.13
Efficiency ratio	54.34	60.06	61.91	23.53	60.10
Adjusted efficiency ratio(1)	46.04	49.65	53.32	49.85	57.25
Net interest margin (NIM)(2)	4.07	4.10	3.42	3.94	3.08

Select Balance Sheet Items at Period End:
Total investment securities	$26,818	$22,171	$18,841
Total loans and leases	133,202	133,015	69,790
Total operating lease equipment, net	8,661	8,531	7,984
Total deposits	146,233	141,164	87,553
Total borrowings	37,712	40,139	8,343
Loan to deposit ratio	91.09%	94.23%	79.71%
Noninterest-bearing deposits to total deposits	29.50	31.56	30.37

Capital Ratios at Period End: (3)
Total risk-based capital ratio	15.64%	15.84%	13.46%
Tier 1 risk-based capital ratio	13.82	14.00	11.36
Common equity Tier 1 ratio	13.23	13.38	10.37
Tier 1 leverage capital ratio	9.72	9.50	9.31

Asset Quality at Period End:
Nonaccrual loans to total loans and leases	0.68%	0.70%	0.65%	0.68%	0.65%
Allowance for loan and lease losses (ALLL) to loans and leases	1.26	1.23	1.26	1.26	1.26
Net charge-off ratio	0.53	0.47	0.10	0.45	0.11

(1) Denotes a non-GAAP measure. Refer to the non-GAAP reconciliation subsequently included in these materials for a reconciliation to the most directly comparable GAAP measure. “Adjusted” items exclude the impact of Notable Items.

(2) Calculated net of credit balances of factoring clients and credit balances of factoring deposits.
(3) Capital ratios for the current quarter are preliminary pending completion of quarterly regulatory filings.

Dollars in millions, except share and per share data
				YTD	YTD
Income Statement (unaudited)	3Q23	2Q23	3Q22	9/30/23	9/30/22
Interest income
Interest and fees on loans	$2,426	$2,353	$785	$5,796	$2,061
Interest on investment securities	180	120	90	407	262
Interest on deposits at banks	504	480	31	1,071	50
Total interest income	3,110	2,953	906	7,274	2,373
Interest expense
Deposits	769	575	78	1,632	159
Borrowings	351	417	33	841	70
Total interest expense	1,120	992	111	2,473	229
Net interest income	1,990	1,961	795	4,801	2,144
Provision for credit losses	192	151	60	1,126	566
Net interest income after provision for credit losses	1,798	1,810	735	3,675	1,578
Noninterest income
Rental income on operating lease equipment	248	238	219	719	640
Fee income and other service charges	70	68	41	185	112
Client investment fees	52	52	—	106	—
Wealth management services	49	51	35	140	107
International fees	34	33	3	71	7
Service charges on deposit accounts	44	44	21	112	76
Factoring commissions	21	20	24	60	78
Cardholder services, net	41	41	25	103	76
Merchant services, net	12	14	8	36	27
Insurance commissions	13	14	11	40	34
Realized loss on sale of investment securities available for sale, net	(12)	—	—	(26)	—
Fair value adjustment on marketable equity securities, net	(1)	(10)	(2)	(20)	(5)
Bank-owned life insurance	1	2	8	8	25
Gain on sale of leasing equipment, net	10	4	2	18	13
Gain on acquisition	12	55	—	9,891	431
Gain on extinguishment of debt	—	—	1	—	7
Other noninterest income	21	32	37	89	79
Total noninterest income	615	658	433	11,532	1,707
Noninterest expense
Depreciation on operating lease equipment	95	91	87	275	257
Maintenance and other operating lease expenses	51	56	52	163	142
Salaries and benefits	727	775	353	1,922	1,054
Net occupancy expense	65	64	47	179	143
Equipment expense	117	133	55	308	161
Professional fees	12	21	11	44	34
Third-party processing fees	54	54	27	138	77
FDIC insurance expense	36	22	5	76	26
Marketing expense	25	41	15	81	32
Acquisition-related expenses	121	205	33	354	202
Intangible asset amortization	17	18	5	40	17
Other noninterest expense	96	92	70	263	170
Total noninterest expense	1,416	1,572	760	3,843	2,315
Income before income taxes	997	896	408	11,364	970
Income tax expense	245	214	93	412	129
Net income	$752	$682	$315	$10,952	$841
Preferred stock dividends	15	15	12	44	36
Net income available to common stockholders	$737	$667	$303	$10,908	$805

Basic earnings per common share	$50.71	$45.90	$19.27	$750.79	$50.76
Diluted earnings per common share	$50.67	$45.87	$19.25	$750.19	$50.70
Weighted average common shares outstanding (basic)	14,528,310	14,528,134	15,711,976	14,527,718	15,849,219
Weighted average common shares outstanding (diluted)	14,539,133	14,537,938	15,727,993	14,539,383	15,867,314

Dollars in millions

Balance Sheet (unaudited)	September 30, 2023	June 30, 2023	September 30, 2022
Assets
Cash and due from banks	$791	$917	$481
Interest-earning deposits at banks	36,704	37,846	6,172
Securities purchased under agreements to resell	549	298	—
Investment in marketable equity securities	75	76	92
Investment securities available for sale	16,661	11,894	9,088
Investment securities held to maturity	10,082	10,201	9,661
Assets held for sale	58	117	21
Loans and leases	133,202	133,015	69,790
Allowance for loan and lease losses	(1,673)	(1,637)	(882)
Loans and leases, net of allowance for loan and lease losses	131,529	131,378	68,908
Operating lease equipment, net	8,661	8,531	7,984
Premises and equipment, net	1,768	1,782	1,410
Goodwill	346	346	346
Other intangible assets	329	347	145
Other assets	6,212	5,769	5,002
Total assets	$213,765	$209,502	$109,310

Liabilities
Deposits:
Noninterest-bearing	$43,141	$44,547	$26,587
Interest-bearing	103,092	96,617	60,966
Total deposits	146,233	141,164	87,553
Credit balances of factoring clients	1,282	1,067	1,147
Borrowings:
Short-term borrowings	453	454	3,128
Long-term borrowings	37,259	39,685	5,215
Total borrowings	37,712	40,139	8,343
Other liabilities	8,149	7,361	2,434
Total liabilities	$193,376	$189,731	$99,477

Stockholders’ equity
Preferred stock	881	881	881
Common stock:
Class A - $1 par value	14	14	14
Class B - $1 par value	1	1	1
Additional paid in capital	4,106	4,106	4,506
Retained earnings	16,267	15,541	5,160
Accumulated other comprehensive loss	(880)	(772)	(729)
Total stockholders’ equity	20,389	19,771	9,833
Total liabilities and stockholders’ equity	$213,765	$209,502	$109,310

Dollars in millions, except share per share data
Notable Items (1)				YTD	YTD
	3Q23	2Q23	3Q22	9/30/23	9/30/22
Noninterest income
Rental income on operating lease equipment (2)	$(146)	$(147)	$(139)	$(438)	$(399)
Realized loss on sale of investment securities available for sale, net	12	—	—	26	—
Fair value adjustment on marketable equity securities, net	1	10	2	20	5
Gain on sale of leasing equipment, net	(10)	(4)	(2)	(18)	(13)
Gain on acquisition	(12)	(55)	—	(9,891)	(431)
Gain on extinguishment of debt	—	—	(1)	—	(7)
Other noninterest income (3)	8	—	(5)	8	(11)
Impact of notable items on adjusted noninterest income	$(147)	$(196)	$(145)	$(10,293)	$(856)
Noninterest expense
Depreciation on operating lease equipment (2)	(95)	(91)	(87)	(275)	(257)
Maintenance and other operating lease equipment expense (2)	(51)	(56)	(52)	(163)	(142)
Acquisition-related expenses	(121)	(205)	(33)	(354)	(202)
Intangible asset amortization	(17)	(18)	(5)	(40)	(17)
Other noninterest expense (4)	—	—	(6)	—	18
Impact of notable items on adjusted noninterest expense	$(284)	$(370)	$(183)	$(832)	$(600)
Day 2 provision for loan and lease losses and off-balance sheet exposure	$—	$—	$—	$(716)	$(513)
Benefit for credit losses on investment securities available for sale	3	1	—	—	—
Impact of notable items on adjusted provision for credit losses	$3	$1	$—	$(716)	$(513)
Impact of notable items on adjusted pre-tax income	$134	$173	$38	$(8,745)	$257
Income tax impact (5)	58	75	15	293	167
Impact of notable items on adjusted net income	$76	$98	$23	$(9,038)	$90
Impact of notable items on adjusted diluted EPS	$5.25	$6.73	$1.52	$(621.55)	$5.70

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (Non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (Non-GAAP) to analyze the Company’s performance. Refer to subsequent pages of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.
(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (Non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to subsequent pages of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.
(3) Notable items included in other noninterest income consist of a measurement period adjustment related to FX translation in 3Q23 and YTD23 and a railcar lease settlement in 3Q22 in addition to the gain on sale of the corporate jet in YTD22.
(4) Notable items included in other noninterest expense consist of an impairment on corporate real estate in 3Q22 in addition to the termination of legacy CIT post-retirement plans in YTD22.
(5) For the periods presented the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

Dollars in millions, except share and per share data
Condensed Income Statements (unaudited) - Adjusted for Notable Items (1)				YTD	YTD
	3Q23	2Q23	3Q22	9/30/23	9/30/22
Interest income	$3,110	$2,953	$906	$7,274	$2,373
Interest expense	1,120	992	111	2,473	229
Net interest income	1,990	1,961	795	4,801	2,144
Provision for credit losses	195	152	60	410	53
Net interest income after provision for credit losses	1,795	1,809	735	4,391	2,091
Noninterest income	468	462	288	1,239	851
Noninterest expense	1,132	1,202	577	3,011	1,715
Income before income taxes	1,131	1,069	446	2,619	1,227
Income tax expense	303	289	108	705	296
Net income	$828	$780	$338	$1,914	$931
Preferred stock dividends	15	15	12	44	36
Net income available to common stockholders	$813	$765	$326	$1,870	$895

Basic earnings per common share	$55.96	$52.64	$20.79	$128.74	$56.46
Diluted earnings per common share	55.92	52.60	20.77	128.64	56.40
Weighted average common shares outstanding (basic)	14,528,310	14,528,134	15,711,976	14,527,718	15,849,219
Weighted average common shares outstanding (diluted)	14,539,133	14,537,938	15,727,993	14,539,383	15,867,314
(1) The GAAP income statements and notable items are included previously in this communication. The condensed adjusted income statements above (Non-GAAP) exclude the impacts of notable items. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

Dollars in millions

Loans and Leases by Class (end of period)	September 30, 2023	June 30, 2023	September 30, 2022
Loans and Leases by Class
Commercial
Commercial construction	$3,382	$3,182	$2,752
Owner-occupied commercial mortgages	15,230	14,748	14,053
Non-owner-occupied commercial mortgages	10,941	10,733	9,683
Commercial and industrial	26,389	25,376	24,288
Leases	2,108	2,130	2,184
Total commercial	$58,050	$56,169	$52,960

Consumer
Residential mortgage	$14,287	$14,065	$12,910
Revolving mortgage	1,909	1,900	1,923
Consumer auto	1,411	1,425	1,385
Consumer other	681	657	612
Total consumer	$18,288	$18,047	$16,830

SVB
Global fund banking	$27,516	$29,333	$—
Investor dependent - early stage	1,718	1,840	—
Investor dependent - growth stage	3,948	4,052	—
Innovation C&I and cash flow dependent	8,724	8,905	—
Private Bank	9,648	9,580	—
CRE	2,629	2,530	—
Other	2,681	2,559	—
Total SVB	$56,864	$58,799	$—
Total loans and leases	$133,202	$133,015	$69,790
Less: allowance for loan and lease losses	(1,673)	(1,637)	(882)
Total loans and leases, net of allowance for loan and lease losses	$131,529	$131,378	$68,908

Deposits by Type (end of period)	September 30, 2023	June 30, 2023	September 30, 2022
Demand	$43,141	$44,547	$26,587
Checking with interest	23,461	24,809	16,118
Money market	30,082	29,149	21,818
Savings	32,513	26,389	14,722
Time	17,036	16,270	8,308
Total deposits	$146,233	$141,164	$87,553

Dollars in millions
				YTD	YTD
Credit Quality and Allowance for Loan and Lease Losses	3Q23	2Q23	3Q22	9/30/23	9/30/22
Nonaccrual loans	$899	$929	$454
Ratio of nonaccrual loans to total loans	0.68%	0.70%	0.65%

Charge-offs	$(199)	$(176)	$(33)	$(437)	$(107)
Recoveries	23	19	15	54	52
Net charge-offs	$(176)	$(157)	$(18)	$(383)	$(55)
Net charge-off ratio	0.53%	0.47%	0.10%	0.45%	0.11%

Allowance for loan and lease losses to loans ratio	1.26%	1.23%	1.26%

Allowance for loan and lease losses - beginning	$1,637	$1,605	$850	$922	$178
Initial PCD ALLL	—	20	—	220	272
Day 2 provision for loan and lease losses	—	—	—	462	454
Provision for loan and lease losses	212	169	50	452	33
Net charge-offs	(176)	(157)	(18)	(383)	(55)
Allowance for loan and lease losses - ending	$1,673	$1,637	$882	$1,673	$882

Dollars in millions
Average Balance Sheets, Yields and Rates	3Q23			2Q23			3Q22
	Avg Balance	Income/Expense	Yield/Rate	Avg Balance	Income/Expense	Yield/Rate	Avg Balance	Income/Expense	Yield/Rate
Loans and leases (1)(2)	$131,926	$2,426	7.29%	$133,407	$2,353	7.07%	$67,413	$785	4.63%
Investment securities	24,388	177	2.90	19,806	117	2.36	19,119	90	1.88
Securities purchased under agreements to resell	223	3	5.28	191	3	4.92	—	—	—
Interest-earning deposits at banks	37,456	504	5.34	38,014	480	5.07	5,685	31	2.17
Total interest-earning assets (2)	$193,993	$3,110	6.36%	$191,418	$2,953	6.18%	$92,217	$906	3.90%

Operating lease equipment, net (including held for sale)	$8,617			$8,405			$7,981
Cash and due from banks	911			1,161			489
Allowance for loan and lease losses	(1,714)			(1,600)			(851)
All other noninterest-earning assets	10,187			9,925			8,133
Total assets	$211,994			$209,309			$107,969
Interest-bearing deposits
Checking with interest	$24,600	$134	2.10%	$24,164	$118	1.92%	$16,160	$7	0.14%
Money Market	29,684	179	2.40	29,066	148	2.04	22,993	32	0.55
Savings	29,988	303	4.01	21,979	188	3.44	13,956	28	0.78
Time deposits	16,686	153	3.64	14,958	121	3.24	8,436	11	0.54
Total interest-bearing deposits	100,958	769	3.02	90,167	575	2.56	61,545	78	0.50
Borrowings:
Securities sold under customer repurchase agreements	454	—	0.35	456	1	0.31	617	1	0.16
ST FHLB Borrowings	—	—	—	110	1	5.17	1,188	8	2.60
Short-term borrowings	454	—	0.35	566	2	1.26	1,805	9	1.77
Federal Home Loan Bank borrowings	444	6	5.47	5,558	74	5.35	1,784	11	2.48
Senior unsecured borrowings	382	2	2.46	798	4	2.11	898	5	2.05
Subordinated debt	1,042	10	3.65	1,045	10	3.59	1,054	8	3.21
Other borrowings	35,831	333	3.68	35,168	327	3.74	67	—	4.47
Long-term borrowings	37,699	351	3.69	42,569	415	3.91	3,803	24	2.62
Total borrowings	38,153	351	3.65	43,135	417	3.88	5,608	33	2.34
Total interest-bearing liabilities	$139,111	$1,120	3.19%	$133,302	$992	2.99%	$67,153	$111	0.66%

Noninterest-bearing deposits	$43,085			$47,271			$26,877
Credit balances of factoring clients	1,209			1,168			1,089
Other noninterest-bearing liabilities	8,473			8,047			2,351
Stockholders' equity	20,116			19,521			10,499
Total liabilities and stockholders’ equity	$211,994			$209,309			$107,969

Net interest income		$1,990			$1,961			$795
Net interest spread (2)			3.17%			3.19%			3.24%
Net interest margin (2)			4.07%			4.10%			3.42%

(1) Loans and leases include non-PCD and PCD loans, nonaccrual loans and held for sale. Interest income on loans and leases includes accretion income and loan fees.
(2) The balance and rate presented is calculated net of credit balances of factoring clients.
Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions
Average Balance Sheets, Yields and Rates	YTD 9/30/2023			YTD 9/30/2022
	Avg Balance	Income/Expense	Yield/Rate	Avg Balance	Income/Expense	Yield/Rate
Loans and leases (1)(2)	$113,189	$5,796	6.84%	$65,411	$2,061	4.21%
Investment securities	21,222	401	2.52	19,264	262	1.81
Securities purchased under agreements to resell	139	6	5.12	—	—	—
Interest-earning deposits at banks	27,794	1,071	5.15	8,242	50	0.81
Total interest-earning assets (2)	$162,344	$7,274	5.98%	$92,917	$2,373	3.41%

Operating lease equipment, net (including held for sale)	$8,421			$7,960
Cash and due from banks	891			517
Allowance for loan and lease losses	(1,420)			(871)
All other noninterest-earning assets	17,193			8,102
Total assets	$187,429			$108,625
Interest-bearing deposits
Checking with interest	$21,783	$274	1.63%	$16,437	$16	0.11%
Money Market	26,686	407	2.04	24,875	65	0.35
Savings	23,208	601	3.46	13,640	48	0.47
Time deposits	14,606	350	3.20	9,004	30	0.45
Total interest-bearing deposits	86,283	1,632	2.53	63,956	159	0.33
Borrowings:
Securities sold under customer repurchase agreements	455	1	0.32	615	1	0.16
ST FHLB Borrowings	145	5	4.79	400	8	2.60
Short-term borrowings	600	6	1.40	1,015	9	1.12
Federal Home Loan Bank borrowings	3,084	120	5.22	941	15	2.10
Senior unsecured borrowings	686	11	2.16	1,497	21	1.85
Subordinated debt	1,045	29	3.59	1,057	24	3.07
Other borrowings	24,450	675	3.69	79	1	2.87
Long-term borrowings	29,265	835	3.81	3,574	61	2.30
Total borrowings	29,865	841	3.76	4,589	70	2.04
Total interest-bearing liabilities	$116,148	$2,473	2.85%	$68,545	$229	0.45%

Noninterest-bearing deposits	$39,007			$26,253
Credit balances of factoring clients	1,129			1,146
Other noninterest-bearing liabilities	14,143			2,184
Stockholders' equity	17,002			10,497
Total liabilities and stockholders’ equity	$187,429			$108,625

Net interest income		$4,801			$2,144
Net interest spread (2)			3.13%			2.96%
Net interest margin (2)			3.94%			3.08%
(1) Loans and leases include non-PCD and PCD loans, nonaccrual loans and held for sale. Interest income on loans and leases includes accretion income and loan fees.
(2) The balance and rate presented is calculated net of credit balances of factoring clients.
Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions, except share and per share data
					YTD	YTD
Non-GAAP Reconciliations		3Q23	2Q23	3Q22	9/30/2023	9/30/2022

Net income and EPS
Net income (GAAP)	a	$752	$682	$315	$10,952	$841
Preferred stock dividends		15	15	12	44	36
Net income available to common stockholders (GAAP)	b	737	667	303	10,908	805
Total notable items, after income tax	c	76	98	23	(9,038)	90
Adjusted net income (non-GAAP)	d = (a+c)	828	780	338	1,914	931
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$813	$765	$326	$1,870	$895
Weighted average common shares outstanding
Basic	f	14,528,310	14,528,134	15,711,976	14,527,718	15,849,219
Diluted	g	14,539,133	14,537,938	15,727,993	14,539,383	15,867,314
EPS (GAAP)
Basic	b/f	$50.71	$45.90	$19.27	$750.79	$50.76
Diluted	b/g	50.67	45.87	19.25	750.19	50.70
Adjusted EPS (non-GAAP)
Basic	e/f	$55.96	$52.64	$20.79	$128.74	$56.46
Diluted	e/g	55.92	52.60	20.77	128.64	56.40

Noninterest income and expense
Noninterest income	h	$615	$658	$433	$11,532	$1,707
Impact of notable items, before income tax		(147)	(196)	(145)	(10,293)	(856)
Adjusted or core noninterest income	i	$468	$462	$288	$1,239	$851

Noninterest expense	j	$1,416	$1,572	$760	$3,843	$2,315
Impact of notable items, before income tax		(284)	(370)	(183)	(832)	(600)
Adjusted or core noninterest expense	k	$1,132	$1,202	$577	$3,011	$1,715

Provision for credit losses
Provision for credit losses		$192	$151	$60	$1,126	$566
Less: Day 2 provision for loan and lease losses and off-balance sheet exposure		—	—	—	716	513
Plus: Benefit for credit losses on investment securities available for sale		3	1	—	—	—
Adjusted provision for credit losses		$195	$152	$60	$410	$53

PPNR
Net income (GAAP)	a	$752	$682	$315	$10,952	$841
Plus:
Provision for credit losses		192	151	60	1,126	566
Income tax expense (benefit)		245	214	93	412	129
PPNR (non-GAAP)	l	$1,189	$1,047	$468	$12,490	$1,536
Impact of notable items (1)		137	174	38	(9,461)	(256)
Adjusted PPNR (non-GAAP)	m	$1,326	$1,221	$506	$3,028	$1,279

(1) Excludes the notable items for the provision for credit losses and income taxes as these items are excluded from PPNR as presented in the table above.
Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions, except share and per share data
					YTD	YTD
Non-GAAP Reconciliations (continued)		3Q23	2Q23	3Q22	9/30/2023	9/30/2022

ROA
Net income (GAAP)	a	$752	$682	$315	$10,952	$841
Annualized net income	n = a annualized	2,983	2,734	1,250	14,642	1,124
Adjusted net income (non-GAAP)	d	828	780	338	1,914	931
Annualized adjusted net income	p = d annualized	3,286	3,126	1,341	2,560	1,245
Average assets	o	211,994	209,309	107,969	187,429	108,625
ROA	n/o	1.41%	1.31%	1.16%	7.81%	1.04%
Adjusted ROA	p/o	1.55	1.49	1.24	1.37	1.15

PPNR ROA
PPNR (non-GAAP)	l	$1,189	$1,047	$468	$12,490	$1,536
Annualized PPNR	q = l annualized	4,717	4,200	1,858	16,699	2,054
Adjusted PPNR (non-GAAP)	m	1,326	1,221	506	3,028	1,279
Annualized PPNR	r = m annualized	5,261	4,893	2,009	4,049	1,710
PPNR ROA	q/o	2.23%	2.00%	1.72%	8.91%	1.89%
Adjusted PPNR ROA	r/o	2.48	2.34	1.86	2.16	1.58

ROE and ROTCE
Annualized net income available to common stockholders	s = b annualized	$2,923	$2,675	$1,202	$14,583	$1,076
Annualized adjusted net income available to common stockholders	t = e annualized	$3,225	$3,067	$1,293	$2,501	$1,197
Average stockholders' equity (GAAP)		$20,116	$19,521	$10,499	$17,002	$10,497
Less: average preferred stock		881	881	881	881	875
Average common stockholders' equity (non-GAAP)	u	$19,235	$18,640	$9,618	$16,121	$9,622
Less: average goodwill		346	346	346	346	346
Less: average other intangible assets		338	357	148	290	162
Average tangible common equity (non-GAAP)	v	$18,551	$17,937	$9,124	$15,485	$9,114
ROE	s/u	15.20%	14.35%	12.49%	90.46%	11.18%
Adjusted ROE	t/u	16.77	16.46	13.47	15.51	12.44
ROTCE	s/v	15.76	14.91	13.17	94.17	11.80
Adjusted ROTCE	t/v	17.39	17.10	14.20	16.15	13.13

Tangible common equity to tangible assets
Stockholders' equity (GAAP)	w	$20,389	$19,771	$9,833
Less: preferred stock		881	881	881
Common equity (non-GAAP)	x	$19,508	$18,890	$8,952
Less: goodwill		346	346	346
Less: other intangible assets		329	347	145
Tangible common equity (non-GAAP)	y	$18,833	$18,197	$8,461
Total assets (GAAP)	z	213,765	209,502	109,310
Tangible assets (non-GAAP)	aa	213,090	208,809	108,819
Total equity to total assets	w/z	9.54%	9.44%	9.00%
Tangible common equity to tangible assets (non-GAAP)	y/aa	8.84	8.71	7.78
Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions, except share and per share data
					YTD	YTD
Non-GAAP Reconciliations (continued)		3Q23	2Q23	3Q22	9/30/2023	9/30/2022

Book value and tangible book value per common share
Common shares outstanding at period end	bb	14,520,103	14,520,034	14,976,129
Book value per share	x/bb	$1,343.52	$1,300.93	$597.75
Tangible book value per share	y/bb	1,297.00	1,253.20	564.97

Efficiency ratio
Net interest income	cc	$1,990	$1,961	$795	$4,801	$2,144
Efficiency ratio (GAAP)	j / (h + cc)	54.34%	60.06%	61.91%	23.53%	60.10%
Adjusted efficiency ratio (non-GAAP)(1)	k / (i + cc)	46.04	49.65	53.32	49.85%	57.25%

Rental income on operating lease equipment
Rental income on operating lease equipment		$248	$238	$219	$719	$640
Less:
Depreciation on operating lease equipment		95	91	87	275	257
Maintenance and other operating lease expenses		51	56	52	163	142
Adjusted rental income on operating lease equipment		$102	$91	$80	$281	$241

Income tax expense
Income tax expense		$245	$214	$93	$412	$129
Impact of notable items		58	75	15	293	167
Adjusted income tax expense		$303	$289	$108	$705	$296

Note: Certain items above do not precisely recalculate as presented due to rounding.